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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Nuevo Energy Company:


We consent to the use of our reports included herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated March 25, 1999, contains an explanatory paragraph that states that the Company has given retroactive effort to the change in accounting for oil and gas properties from the full cost method to the successful efforts method in 1998.



November 2, 1999



                                                  /s/ KPMG LLP